UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

OLYMPIC STEEL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Olympic Steel, Inc., 22901 Millcreek Boulevard, Suite 650, Highland Hills, Ohio 44122 (216) 292-3800

IMPORTANT NOTICE

Additional information regarding the annual meeting of shareholders to be held on May 1, 2020

The following Notice of annual meeting of shareholders (the “Notice”) amends and restates the original notice included in the proxy statement (the “Proxy Statement”) of Olympic Steel, Inc. (“Olympic Steel”), dated March 27, 2020, furnished to Olympic Steel shareholders in connection with the solicitation of proxies by the Board of Directors of Olympic Steel for use at the annual meeting of shareholders to be held on May 1, 2020. The purpose of this Notice is to announce a change in the location of the annual meeting to a virtual meeting format only, via webcast.

This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 17, 2020.

This notice should be read in conjunction with the proxy statement.

Notice of change in location of the 2020 annual meeting of shareholders of Olympic Steel, Inc.

To the Shareholders of Olympic Steel:

Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the 2020 annual meeting of shareholders of Olympic Steel, Inc. has been changed. As previously announced, the annual meeting will be held on May 1, 2020 at 10:00 a.m. EST. In light of public health concerns, the annual meeting will be held in a virtual meeting format only, via webcast. You will not be able to attend the annual meeting physically in person.

Olympic Steel shareholders as of the close of business on March 9, 2020 (the record date for the annual meeting), are entitled to join the live virtual meeting. Shareholders will be able to listen (or read via closed captioning), vote, and submit questions from any remote location with Internet connectivity. Please refer to the “Additional information” section below for instructions on how to register for the virtual meeting.

Any shareholder wishing to attend the virtual annual meeting should register for the meeting no later than 9:30 a.m. EST on May 1, 2020. An e-mail with a link and instructions for entering the virtual meeting will be sent prior to the meeting to any shareholder who pre-registers for the meeting.

Whether or not you plan to attend the virtual annual meeting, we urge you to vote in advance of the annual meeting by one of the methods described below. If you have already voted, you do not need to vote again.

Notice of annual meeting of shareholders

Annual meeting information		Your vote is important

Date: May 1, 2020		Please vote as soon as possible.
Time: 10:00 a.m. EST Place: There will be no in-person annual meeting. The meeting will be held virtually over the Internet. Record date: March 9, 2020

Whether or not you plan to participate in the 2020 annual meeting of shareholders, please promptly vote on the Internet, by phone or by mail. Voting early will help avoid additional solicitation costs and will not prevent you from voting electronically during the annual meeting if you wish to do so.

Agenda
How to vote:
1.	Election of the following directors to the class whose two-year term will expire in 2022: David A. Wolfort, Dirk A. Kempthorne, Idalene F. Kesner and Richard P. Stovsky	Online: www.investorvote.com/ZEUS

2.	Ratification of the selection of Grant Thornton LLP as the company’s independent auditors for the year ending December 31, 2020	Phone: 1-800-652-8683

3.	Approval, on an advisory basis, of the compensation of the company’s named executive officers	Mail: If you received a printed version of the proxy materials, you may vote by mail.

4.	Approval of an amendment to the company’s Amended and Restated Articles of Incorporation to implement majority voting for uncontested director elections	In-person: You may vote online during the annual meeting at www.meetingcenter.io/247857619 and enter the password ZEUS2020

5.	Transact any other business properly brought before the 2020 annual meeting of shareholders or any adjournment or postponement of the 2020 annual meeting of shareholders

Admission to the meeting

Only Olympic Steel shareholders as of the close of business on March 9, 2020 (the record date for the annual meeting), are entitled to join the live virtual meeting. To attend the virtual annual meeting, please follow the instructions set forth below under “Additional information.”

April 17, 2020

Christopher M. Kelly

Secretary

Important notice regarding the availability of proxy materials for the 2020 annual meeting of shareholders to be held on May 1, 2020: Our proxy statement and 2019 annual report to shareholders are available free of charge through the “Investor Relations” section of our website at www.olysteel.com.

Additional information

To register for the virtual annual meeting, please follow these instructions:

Registered Shareholders: If your shares are registered in your name with Olympic Steel’s transfer agent, Computershare, and you wish to attend the online-only virtual meeting, go to www.meetingcenter.io/247857619  and enter the password ZEUS2020.

Beneficial Shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record): If your shares are held in the name of your broker or bank, you must register in advance to attend the annual meeting virtually on the Internet. To register in advance to attend the annual meeting virtually on the Internet, you must submit a legal proxy obtained from your broker, trustee or nominee, as applicable, that reflects proof of your proxy power. The legal proxy will show your Olympic Steel, Inc. holdings with your name. Please forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to Computershare by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. EST on April 28, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Any shareholder wishing to attend the virtual annual meeting should register for the meeting no later than 9:30  a.m. EST on May 1, 2020. An e-mail with a link and instructions for entering the virtual meeting will be sent prior to the meeting to any shareholder who pre-registers for the meeting.

The annual meeting will begin promptly at 10:00 a.m. EST. We encourage you to access the annual meeting prior to the start time. Online access will begin at 9:00 a.m. EST.

The virtual annual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the annual meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the annual meeting.

In order to maintain the interactive nature of the virtual meeting, attendees will be able to vote using the online meeting website.

If you wish to submit a question to be addressed at the annual meeting, you may do so in advance of the meeting by following the instructions received in your registration confirmation email to log into the virtual meeting platform, typing your question into the “Ask a Question” box and clicking “Submit.” Questions will be accepted until 5:00 p.m. on April 30, 2020.

Questions submitted in accordance with the foregoing instructions and pertinent to the annual meeting will be answered during the annual meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the annual meeting, related rules of conduct and other materials for the annual meeting will be available online during the meeting.